EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 10, 2013 in the Amendment No. 2 to the Registration Statement (File No. 333-187804) and related Prospectus of Guggenheim Defined Portfolios, Series 1039.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 10, 2013